UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 7, 2012

ConocoPhillips

(Exact name of registrant as specified in its charter)

Delaware	001-32395	01-0562944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North Dairy Ashford Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 293-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 7, 2012, Phillips 66 (“Phillips 66”), a Delaware corporation and a wholly owned subsidiary of ConocoPhillips, a Delaware corporation (“ConocoPhillips”), entered into a Terms Agreement (including the provisions of the Purchase Agreement incorporated by reference in the Terms Agreement (the “Purchase Agreement”)), dated March 7, 2012 (the “Terms Agreement”), among Phillips 66 and the several Initial Purchasers named in Schedule A to the Terms Agreement, relating to the private placement by Phillips 66 of $800,000,000 aggregate principal amount of its 1.950% Senior Notes due 2015 (the “2015 Notes”), $1,500,000,000 aggregate principal amount of its 2.950% Senior Notes due 2017 (the “2017 Notes”), $2,000,000,000 aggregate principal amount of its 4.300% Senior Notes due 2022 (the “2022 Notes”) and $1,500,000,000 aggregate principal amount of its 5.875% Senior Notes due 2042 (the “2042 Notes” and, together with the 2015 Notes, the 2017 Notes and the 2022 Notes, the “Notes”), to be issued pursuant to the Indenture, dated as of March 12, 2012 (the “Indenture”), among Phillips 66, as issuer, Phillips 66 Company, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Indenture provides that the Notes will be guaranteed by Phillips 66 Company, a Delaware corporation (“Phillips 66 Company”), effective upon the delivery by Phillips 66 and Phillips 66 Company of an officers’ certificate to the Trustee stating that the guarantee contained in the Indenture is effective.

The net proceeds from this offering, which closed on March 12, 2012, were deposited in two segregated escrow accounts for the benefit of the holders of the Notes. In addition, Phillips 66 deposited to the escrow accounts additional funds sufficient to pay the mandatory redemption price described below and all interest that may accrue on the Notes to, but not including, the mandatory redemption date, assuming the latest possible mandatory redemption date. The escrow funds will be released to Phillips 66 on the date that Phillips 66 delivers a written notice to the escrow agents that:

•

the contribution to Phillips 66 of the downstream business of ConocoPhillips, in connection with its separation from ConocoPhillips, has been consummated in all material respects under the terms described in the offering memorandum for the offering of the Notes (which are substantially the same as described in the registration statement on Form 10 of Phillips 66), other than with respect to changes that Phillips 66 determines are not materially adverse to holders of the Notes,

•	the guarantee by Phillips 66 Company has become effective in accordance with the terms of the Indenture,

•

ConocoPhillips has received a private letter ruling from the Internal Revenue Service substantially to the effect that the distribution of all of the shares of Phillips 66 common stock owned by ConocoPhillips to stockholders of ConocoPhillips as of the record date for the distribution (the “distribution”), together with certain related transactions, will qualify as a reorganization for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended, subject to such assumptions, qualifications and limitations as are acceptable to ConocoPhillips,

•	Phillips 66 has caused to be delivered to the Initial Purchasers the legal opinions and officers’ certificates required under the Purchase Agreement, and

•	no event of default under the Indenture relating to certain bankruptcy, insolvency and similar events has occurred and is continuing or will result therefrom.

If by December 31, 2012, the conditions to the release of the funds in the escrow accounts and the distribution have not occurred, or if the board of directors of ConocoPhillips earlier determines that such conditions and the distribution will not occur before such date, Phillips 66 will be required to redeem the Notes five business days thereafter at a redemption price equal to 101% of the principal amount of the Notes to be redeemed, together with accrued but unpaid interest to, but not including, the redemption date. The funds in the escrow accounts will be released to fund any mandatory redemption. In addition, if the funds in the escrow accounts have not been released either to Phillips 66 or to fund a mandatory redemption prior to the initial interest payment date on the Notes, a portion of the funds in the escrow accounts will be released to the paying agent for the Notes for purposes of paying the initial interest payment on the Notes.

In connection with the private placement, Phillips 66 and Phillips 66 Company granted the Initial Purchasers certain registration rights under a Registration Rights Agreement, dated March 12, 2012, among Phillips 66, Phillips 66 Company and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and RBS Securities Inc., as representatives of the Initial Purchasers (the “Registration Rights Agreement”).

A copy of the Terms Agreement (including the provisions of the Purchase Agreement incorporated by reference in the Terms Agreement), the Indenture, the form of the terms of Notes of each series, and the Registration Rights Agreement have been filed as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. See “Index to Exhibits” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS

By:	/s/ Jeff W. Sheets
Jeff W. Sheets Senior Vice President, Finance and Chief Financial Officer

Dated: March 12, 2012

EXHIBIT INDEX

1.1	Terms Agreement (including the provisions of the Purchase Agreement incorporated by reference in the Terms Agreement), dated March 7, 2012, among Phillips 66 and the several Initial Purchasers named in Schedule A to the Terms Agreement.

4.1	Indenture, dated as of March 12, 2012, among Phillips 66, as issuer, Phillips 66 Company, as guarantor, and The Bank of New York Mellon Trust Company, National Association, as trustee, in respect of senior debt securities of Phillips 66.

4.2	Form of the terms of the 2015 Notes, the 2017 Notes, the 2022 Notes and the 2042 Notes, including the form of the 2015 Note, the 2017 Note, the 2022 Note and the 2042 Note.

4.3	Registration Rights Agreement, dated March 12, 2012, among Phillips 66, Phillips 66 Company and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and RBS Securities Inc., as representatives of the Initial Purchasers.